EXHIBIT 21
SUBSIDIARIES OF BNP RESIDENTIAL PROPERTIES, INC.
As of February 23, 2005


                                                    State of                       Business
               Subsidiary Name                    Organization                       Name
----------------------------------------------- ------------------ ------------------------------------------
BNP Residential Properties                      Delaware           Same
   Limited Partnership

Subsidiaries of BNP Residential Properties Limited Partnership:
BNP Realty, LLC                                 North Carolina     Allerton Place Apartments
                                                                   Fairington Apartments
                                                                   Harris Hill Apartments
                                                                   Latitudes Apartments
                                                                   Madison Hall Apartments
                                                                   Oak Hollow Apartments
                                                                   Paces Village Apartments
                                                                   Summerlyn Place Apartments
                                                                   Woods Edge Apartments
Barrington Place Associates, LLC                North Carolina     Barrington Place Apartments
BNP/BIC Holdings, LLC                           North Carolina     Same
BNP/Brookford Place, LLC                        Delaware           Brookford Place Apartments
BNP/Carriage Club, LLC                          Delaware           Carriage Club Apartments
BNP Chason Ridge, LLC                           North Carolina     Chason Ridge Apartments
BNP/Chrysson Phase I, LLC                       North Carolina     Abbington Place Apartments
                                                                   Pepperstone Apartments
                                                                   Savannah Place Apartments
                                                                   Waterford Place Apartments
BNP/Harbour, LLC                                North Carolina     Marina Shores Waterfront Apartments
BNP/Harrington, LLC                             Delaware           The Harrington Apartments
BNP/Oakbrook, LLC                               Delaware           Oakbrook Apartments
BNP/PC Annex, LLC                               North Carolina     Same
BNP/Paces Commons, LLC                          Delaware           Paces Commons Apartments
BNP Residential Management                      North Carolina     Same
   Services, LLC
BNP/Southpoint, LLC                             Delaware           Bridges at Southpoint Apartments
BNP/The Place, LLC                              South Carolina     The Place Apartments
BNP/Wind River, LLC                             North Carolina     Bridges at Wind River Apartments
CGY Properties (Myrtle Beach), LLC              North Carolina     Savannah Shores Apartments

Subsidiary of BNP Realty, LLC:
BNP Management, Inc.                            North Carolina     Same

Subsidiary of BNP/BIC Holdings, LLC:
Marina Shores Associates One,                   Virginia           Marina Shores Apartments
   Limited Partnership


